Exhibit 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing by ARTISTdirect, Inc. (the “Registrant”) of its Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005 (the “Annual Report”) with the Securities and Exchange Commission, I, Robert N. Weingarten, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in such report.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 20, 2006	By:	/s/ ROBERT N. WEINGARTEN
Robert N. Weingarten
Chief Financial Officer
(Principal Financial Officer)